UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

SB ONE BANCORP

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	001-12569 (Commission File Number)	22-3475473 (I.R.S. Employer Identification No.)

100 Enterprise Dr.

Rockaway, New Jersey 07866
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (844) 256-7328

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Steven M. Fusco as Chief Financial Officer

On February 25, 2019, Steven M. Fusco, Senior Executive Vice President and Chief Financial Officer of SB One Bancorp (the “Company”), notified the Company of his resignation effective March 8, 2019. Mr. Fusco will continue to serve in his current capacity with the Company until the effective date of his resignation. There were no disagreements between Mr. Fusco and the Company. Mr. Fusco has been a key member of the Company’s executive management team for the past 9 years. The Company’s board of directors and management team understand and support Mr. Fusco’s desire to pursue a different career path. All of SB One thanks Mr. Fusco for his contributions to making SB One Bancorp the exceptionally strong company it is today and sincerely wish him well.

Appointment of Adriano Duarte as Interim Chief Financial Officer

On February 27, 2019, the Board of Directors of the Company appointed Adriano Duarte Interim Chief Financial Officer, effective as of March 8, 2019.

Mr. Duarte joined the Company in November 2011 and has served as Senior Vice President and Assistant Financial Officer of the Company since 2015. Mr. Duarte has also served as the Assistant Financial Officer of SB One Bank since 2015. Prior to joining the Company and SB One Bank, Mr. Duarte served as a financial reporting and accounting manager at Investors Savings Bank from 1996 to 2011. Mr. Duarte is a licensed Certified Public Accountant and member of the American Institute of Certified Public Accountants. Mr. Duarte received a Bachelor of Science degree from Rutgers, The State University of New Jersey and a Master of Business Administration degree from Rutgers, The State University of New Jersey.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB ONE BANCORP

Date: February 28, 2019	By:	/s/ Anthony Labozzetta
Anthony Labozzetta
President and Chief Executive Officer